SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]    Definitive proxy statement.
[X]    Definitive additional materials.
[ ]    Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)      Title of each class of securities to which transaction applies:
       (2)      Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)      Proposed maximum aggregate value of transaction:
       (5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

                                                      Date: July 2, 2001

                  The proposed merger of First Union and Wachovia will be

submitted to First Union's and Wachovia's shareholders for their consideration.

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information.

Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia,

without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained,

without charge, from First Union, Investor Relations, One First Union Center,

Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor

Relations, 100 North Main Street, Winston-Salem, North Carolina 27150

(866-883-0789).


The information presented below may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation: (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE FOLLOWING AD RELATING TO THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION WAS RUN IN SEVERAL EAST COAST NEWSPAPERS

To All Wachovia Shareholders:
On April 16, Wachovia and First Union announced a merger agreement. For the Wachovia shareholder, we believe the new Wachovia created by our merger of equals will provide solid double-digit earnings growth and the prospect of price/earnings multiple expansion. But don't take just our word for it.... Read
What The Experts Are Saying About the Wachovia / First Union Merger...
"Why I favor First Union/Wachovia...1) It's friendly...2) First Union/Wachovia would have a better business mix... 3) The cost savings potential in a First Union/Wachovia combination is greater than in a SunT r u s t / W a c h o v i a c o m b i n a t i o n ...4) First Union would handle the integration of Wachovia better than SunT r u s t ...5) T h e r e is more upside in First Union's stock." -- Second Curve Capital: Tom Brown (Bankstocks.com), June 4, 2001
"We now believe that the First Union merger with Wachovia ought to prevail...as the premium of SunTrust's offer has declined---the deal becomes less about top-price and more about the currency of the acquirer. To that end, we believe First Union will offer better returns." "SunTrust/Wachovia--A limited ability to grow...As such, like so many other banking mergers, this combination would revolve around cost savings as a means to drive the bottom line in the short run and as capital builds, share repurchases would then contribute to EPS growth. This is not a scenario that drives significant multiple expansion, in our view..."
-- Deutsche Banc Alex. Brown Inc.: G. Bicher, May 25, 2001
"Wachovia's argument that First Union has superior technology, a wider product breadth, and greater experience in merging institutions is correct. It does seem likely that a Wachovia/First Union combination would generate higher cash flows at a more rapid rate."
-- Raymond James & Associates: Richard X. Bove, May 23, 2001
"At the risk of appearing glib, perhaps the two companies' [Wachovia and SunTrust] opposing views as to whether they got along or not is symptomatic of the issues Wachovia is raising. We would agree that, in looking to combine two companies of some size, management "buy in" of the deal is critical; everyone, at all levels of the organization, needs to be on the same page or the deal will face hurdles out of the starting gate."
-- Keefe, Bruyette & Woods, Inc.: Marni Pont O'Doherty, May 24, 2001
The new Wachovia If you have any questions regarding the merger, you may call our proxy solicitors at the following hotlines 24 hours a day. Representatives will be able to assist you between 8 a.m. - 6 p.m. EDT. Please leave a message if you call after these hours. MacKenzie Partners: 800-322-2885 Georgeson
Shareholder: 800-223-2064 (Permission to use quotes was received) In connection with the proposed merger of First Union and Wachovia, First Union filed a registration statement on Form S-4 with the Securities and Exchange

Commission containing a preliminary joint proxy statement/prospectus. Stockholders are urged to read the definitive joint proxy statement/prospectus with respect to the merger between First Union and Wachovia when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of these documents can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397). Information about the participants in the proxy solicitation is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001, Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001, and the joint proxy statement/prospectus regarding the proposed merger contained in, and Exhibit 99.8 to, First Union's registration statement on Form S-4. The information presented above may contain forward looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's public reports filed with the SEC.


THE FOLLOWING AD RELATING TO THE PROPOSED MERGER OF WACHOVIA AND FIRST UNION WAS RUN IN SEVERAL EAST COAST NEWSPAPERS

We like where we're going together.
It's about superior shareholder value.
The new Wachovia
In our view, the new Wachovia means greater shareholder value. We believe our formula is compelling:
We believe Wachovia and First Union's merger is the formula for very attractive returns for shareholders. This is why we agreed to our merger of equals. And this is why we're asking for your support to make the new Wachovia an exciting reality.
What about SunTrust's hostile proposal?
Wachovia has rejected SunTrust not once, but twice. Add to that all of the issues involved in a hostile takeover and here's how we believe the SunTrust equation looks.
In connection with the proposed merger of First Union and Wachovia, First Union filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a preliminary joint proxy statement/prospectus. Stockholders are urged to read the definitive joint proxy statement/prospectus with respect to the merger between First Union and Wachovia when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of these documents can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).
Information about the participants in the proxy solicitation is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001, Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001 and the joint proxy statement/prospectus regarding the proposed merger. The information presented above may contain forward looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's public reports filed with the SEC.
To All Wachovia Shareholders:
Faster earnings growth
Superior earnings accretion
Greater potential for dividend growth

More free capital generation
Greater potential for P/E expansion
Slower growth
Earnings dilution
Unacceptable returns to shareholders
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If you have any questions regarding the merger, you may call the following hotlines 24 hours a day. Representatives will be able to assist you between 8 a.m. - 6 p.m. EDT. Please leave a message if you call after these hours. Shareholder Hotline: 866-883-0789 / Employee Hotline: 866-405-5305 / MacKenzie Partners (proxy solicitor): 800-322-2885. Leading Financial Services Franchise

+ Extremely diversified business mix in
high growth segments
+ Wachovia's customer service expertise
+ First Union's dramatic turnaround
+ Well-advanced integration planning
+ First Union's earnings momentum


- Incompatible growth strategies
- Substantial integration risks
- SunTrust's admitted growth problems
- Overvalued currency